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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Independence Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Independence Fund dated February 9, 2001 (and to all references to our firm) included in or made a part of Pioneer Independence Fund's Post-Effective Amendment No. 4 and Amendment No. 5 to Registration Statement File Nos. 333-42105 and 811-08547, respectively.



/s/ Arthur Andersen LLP
Boston, Massachusetts
April 27, 2001